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                                                                   Exhibit 3A(1)

                            CERTIFICATE OF AMENDMENT
                                STOCK CORPORATION
             Office of the Secretary of the State 30 Trinity Street
            / P.O. Box 150470 / Hartford, CT 06115-0470 / new / 1-97

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1. NAME OF CORPORATION:

   THE DEXTER CORPORATION

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2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C):


  /XX/   A. AMENDED.

  /  /   B. AMENDED AND RESTATED

  /  /   C. RESTATED

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3. TEXT OF EACH AMENDMENT / RESTATEMENT:

   ARTICLE I

   The name of the corporation is "Dexter Corporation."
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                                                         Exhibit 3A(1) continued

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4. VOTE INFORMATION (CHECK A, B OR C)

  /XX/    A. THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:

(SET FORTH ALL VOTING INFORMATION REQUIRED BY CONN. GEN. STAT. SECTION 33-800 AS AMENDED IN THE SPACE PROVIDED BELOW)

See Attachment A for voting information.




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  /  /   B.  THE AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WITHOUT
             SHAREHOLDER ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

  /  /  C. THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT SHAREHOLDER
            ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

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                                  5. EXECUTION

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                       Dated this 23rd day of April, 1998

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   Mary Anne B. Tillona       Assistant Secretary      /s/ Mary Anne B. Tillona
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  PRINT OR TYPE NAME OF      CAPACITY OF SIGNATORY                SIGNATURE
        SIGNATORY
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                                                         Exhibit 3A(1) continued

                                  ATTACHMENT A

                            CERTIFICATE OF AMENDMENT
                             THE DEXTER CORPORATION


The foregoing amendment was passed by an affirmative vote of 20,534,844 votes cast at the annual meeting of shareholders of The Dexter Corporation held on April 23, 1998, at which a quorum was present, which vote is greater than a majority of the votes cast at such meeting and which was sufficient for approval of the amendment under the Connecticut Business Corporations Act.

The only outstanding securities of The Dexter Corporation are the shares of its common stock, $1 par value, 23,179,597 of which were outstanding as of February 27, 1998. Only shareholders of record as of the close of business on that date were entitled to vote at the annual meeting. There were 20,776,911 votes indisputably represented at the meeting. 20,534,844 votes were cast in favor and 239,067 votes were cast against the amendment.